UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005 (March 18, 2005)

THE SCOTTS MIRACLE-GRO COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Current Report on Form 8-K, dated March 24, 2005 (this “Form 8-K”), is being filed by The Scotts Miracle-Gro Company, an Ohio corporation (“Scotts Miracle-Gro” or the “Registrant”), as the successor to The Scotts Company, an Ohio corporation (“Scotts” or the “Predecessor”), following consummation of the Restructuring Merger (as defined and described in this Form 8-K) which was undertaken to effect the restructuring of Scotts’ corporate structure into a holding company structure. Prior to the Restructuring Merger, Scotts Miracle-Gro had engaged in no activities other than those incident to the restructuring. Upon consummation of the Restructuring Merger, the entire class of Scotts Miracle-Gro Common Shares (as defined in this Form 8-K) became registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Rule 12g-3 under the Exchange Act.

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-3.1
EX-3.2
EX-3.3
EX-4.1
EX-4.2
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

     Item 1.01. Entry into a Material Definitive Agreement.

     On March 18, 2005 (the “Effective Time”), Scotts consummated the restructuring of Scotts’ corporate structure into a holding company structure by merging Scotts into a newly-created, wholly-owned, second-tier Ohio limited liability company subsidiary, The Scotts Company LLC (“Scotts LLC”), pursuant to the Agreement and Plan of Merger, dated as of December 13, 2004 (the “Merger Agreement”), by and among Scotts, Scotts LLC and Scotts Miracle-Gro. This merger is referred to in this Form 8-K as the “Restructuring Merger.” The Merger Agreement has previously been filed as Exhibit 2.1 to Scotts’ Current Report on Form 8-K, dated February 1, 2005 and filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2005 (File No. 1-13292).

     As a result of the Restructuring Merger, each of Scotts’ common shares, without par value (the “Scotts Common Shares”), issued and outstanding immediately prior to the Effective Time of the Restructuring Merger was automatically converted into one fully paid and nonassessable common share, without par value, of Scotts Miracle-Gro (the “Scotts Miracle-Gro Common Shares”). Scotts Miracle-Gro is the public company successor to Scotts.

     Following the consummation of the Restructuring Merger, Scotts LLC is the successor to Scotts and is a direct, wholly-owned subsidiary of Scotts Miracle-Gro, the new parent holding company.

Treatment of Scotts’ Senior and Subordinated Credit Facilities

     The Second Amended and Restated Credit Agreement, dated as of October 22, 2003, among Scotts; Hyponex Corporation, Miracle Garden Care Limited, OM Scott International Investments Ltd., Scotts Australia Pty. Ltd., Scotts Canada, Ltd., Scotts Holdings Limited, Scotts Manufacturing Company, Scotts-Sierra Horticultural Products Company, Scotts-Sierra Investments, Inc., Scotts Temecula Operations, LLC, Scotts Treasury EEIG, The Scotts Company (UK) Ltd. and other subsidiaries of Scotts who are also borrowers from time to time; the lenders party thereto; Citicorp North America, Inc., as Syndication Agent; JPMorgan Chase Bank, as Administrative Agent; and other Agents identified therein (as amended, the “Credit Agreement”), contains a provision which specifically permitted Scotts to consummate the holding company restructuring. The Credit Agreement, which covers Scotts’ $700.0 million multi-currency revolving credit commitment and Scotts’ $400.0 million term loan facility, has previously been filed as Exhibit 4(p) to Scotts’ Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (File No. 1-13292).

     As permitted by the Credit Agreement, Scotts Miracle-Gro assumed all of the obligations and liabilities of Scotts under the Credit Agreement pursuant to the terms of a Joinder Agreement, dated as of March 18, 2005, among Scotts Miracle-Gro, Scotts and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent (the “Joinder Agreement”). The Joinder Agreement is filed with this Form 8-K as Exhibit 4.1. As of the Effective Time of the Restructuring Merger, $373.9 million was outstanding under the revolving credit commitment and $398.0 million was outstanding under the term loan facility.

     In addition, Scotts LLC, as successor by merger to Scotts, became a subsidiary guarantor of Scotts Miracle-Gro’s obligations under the Credit Agreement pursuant to the terms of an Acknowledgment and Confirmation, dated as of March 18, 2005, between Scotts LLC and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent (the “Acknowledgment and Confirmation”). By virtue of the Acknowledgment and Confirmation, Scotts LLC agreed that, as successor by merger to Scotts, it remained a party to the Borrower and Domestic Subsidiary Guarantee and Collateral Agreement, dated as of December 4, 1998 (the “Guarantee and Collateral Agreement”), which governs the guarantee by the subsidiary guarantors of the obligations of the borrowers under the Credit Agreement, and that all of the liens and security interests granted thereunder by Scotts, and the perfection and priority of each, continued in full force and effect. The Guarantee and Collateral Agreement and the prior Acknowledgement and Confirmation of Guarantee and Collateral Agreements and Mortgages, dated as of October 22, 2003, are filed with this Form 8-K as Exhibits 10.1 and 10.2, respectively. The Acknowledgment and Confirmation is filed with this Form 8-K as Exhibit 10.3.

     Finally, Scotts Miracle-Gro became a guarantor of, and pledged substantially all of its assets to secure, the obligations of the borrowers under the Credit Agreement, pursuant to the terms of an Assumption Agreement, dated as of March 18, 2005, given by Scotts Miracle-Gro in favor of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent (the “Assumption Agreement”). By virtue of the Assumption Agreement, Scotts Miracle-Gro became a party to the Guarantee and Collateral Agreement. The Assumption Agreement is filed with this Form 8-K as Exhibit 10.4.

     The Indenture, dated as of October 8, 2003, among Scotts; the subsidiaries of Scotts identified as Guarantors therein; and U.S. Bank National Association, as Trustee (the “Base Indenture”), as amended by the Supplemental Indenture, dated as of October 15, 2004, between Smith & Hawken, Ltd., as a guaranteeing subsidiary, and U.S. Bank National Association, as Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), also contains a provision which specifically permitted Scotts to consummate the holding company restructuring. The Base Indenture has previously been filed as Exhibit 4(n) to Scotts’ Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (File No. 1-13292). The First Supplemental Indenture, which added Smith & Hawken, Ltd. as a subsidiary guarantor under the Indenture, is filed with this Form 8-K as Exhibit 4.2.

     As permitted by the Indenture, Scotts Miracle-Gro assumed all of the obligations and liabilities of Scotts under the Indenture (including, without limitation, the Series A and Series B 6.625% Senior Subordinated Notes Due 2013 issued thereunder), and Scotts LLC became a subsidiary guarantor of Scotts Miracle-Gro’s obligations under the Indenture, in each case pursuant to the terms of a Second Supplemental Indenture, dated as of March 18, 2005 (the “Second Supplemental Indenture”), among Scotts; Scotts Miracle-Gro; Scotts LLC; the other subsidiaries of Scotts Miracle-Gro identified as Guarantors in the Second Supplemental Indenture; and U.S. Bank National Association, as Trustee. The Second Supplemental Indenture is filed with this Form 8-K as Exhibit 4.3.

Treatment of Scotts’ Benefit Plans

     As of the Effective Time of the Restructuring Merger, Scotts Miracle-Gro assumed The Scotts Company 1992 Long Term Incentive Plan (the “1992 Plan”), The Scotts Company 1996 Stock Option Plan (the “1996 Plan”) and The Scotts Company 2003 Stock Option and Incentive Equity Plan (the “2003 Plan” and collectively with the 1992 Plan and the 1996 Plan, the “Stock Plans”) as well as all obligations of Scotts under the Stock Plans, including the outstanding options, stock appreciation rights, restricted stock awards and stock units granted pursuant to the Stock Plans.

     Each option to purchase Scotts Common Shares granted under one of the Stock Plans, which was outstanding immediately prior to the Effective Time was, by virtue of the Restructuring Merger, converted into and became an option to purchase the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such option immediately prior to the Effective Time, at the same exercise price per share and upon the same terms and subject to the same conditions as were in effect at the Effective Time.

     Each stock appreciation right covering Scotts Common Shares granted under the 2003 Plan, which was outstanding immediately prior to the Effective Time was, by virtue of the Restructuring Merger, converted into and became a stock appreciation right covering the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such stock appreciation right immediately prior to the Effective Time, at the same exercise price per share and subject to the same terms and conditions as were in effect at the Effective Time.

     Each restricted stock award covering Scotts Common Shares granted under the 2003 Plan, which was outstanding immediately prior to the Effective Time was, by virtue of the Restructuring Merger, converted into and became a restricted stock award covering the same number of Scotts Miracle-Gro Common Shares as the number of Scotts Common Shares which were subject to such restricted stock award immediately prior to the Effective Time, subject to the same terms and conditions as were in effect at the Effective Time.

     The Scotts Common Shares attributable to accounts of directors of Scotts (who became directors of Scotts Miracle-Gro following the Restructuring Merger) holding stock units, received under the 1996 Plan or the 2003 Plan, immediately prior to the Effective Time were, by virtue of the Restructuring Merger, converted into the same number of Scotts Miracle-Gro Common Shares and those Scotts Miracle-Gro Common Shares are attributable to the accounts of those directors upon the same terms and subject to the same conditions as were in effect at the Effective Time.

     As of the Effective Time of the Restructuring Merger, Scotts Miracle-Gro also assumed The Scotts Company Employee Stock Purchase Plan (the “Stock Purchase Plan”), which had been approved by the shareholders of Scotts at the Annual Meeting of Shareholders held on January 27, 2005. As permitted under the terms of the Stock Purchase Plan, effective March 24, 2005, the Board of Directors of Scotts Miracle-Gro amended the Stock Purchase Plan to:

•	reflect Scotts Miracle-Gro’s assumption of the Stock Purchase Plan by replacing any references in the Stock Purchase Plan to “The Scotts Company” with references to “The Scotts Miracle-Gro Company”;

•	change the name of the Stock Purchase Plan from “The Scotts Company Employee Stock Purchase Plan” to “The Scotts Miracle-Gro Company Discounted Stock Purchase Plan”;

•	modify the provisions of the Stock Purchase Plan addressing the determination of the beneficiary of a participant for purposes of the Stock Purchase Plan to provide that a participant’s beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased participant’s estate;

•	modify the provisions of the Stock Purchase Plan addressing the implementation of a participant’s withholding elections to clarify that a participant’s withholding elections will be implemented beginning with the first payroll period having a paycheck date in the offering period for which the election is filed;

•	modify the provisions of the Stock Purchase Plan addressing the effect of the termination of a participant’s employee-employer relationship so that cash amounts credited to a participant’s account during the offering period in which such termination occurs will be used to purchase Scotts Miracle-Gro Common Shares to be credited to the participant’s account rather than being returned to the participant; and

•	modify the provisions of the Stock Purchase Plan addressing the distribution of cash and Scotts Miracle-Gro Common Shares held in a participant’s custodial account to provide that distribution will occur no later than the earlier of (a) 12 full calendar months after the end of each offering period or (b) the beginning of the offering period following the date the participant terminates for any reason.

The Stock Purchase Plan, as so amended, is filed with this Form 8-K as Exhibit 10.5.

     Prior to the Restructuring Merger, Scotts maintained a tax-qualified, non-contributory defined pension plan (the “Pension Plan”), eligibility for which and accruals under which were frozen as of December 31, 1997. Benefits under the Pension Plan are supplemented by benefits under The O.M. Scott & Sons Company Excess Benefit Plan (the “Excess Benefit Plan”), which was also frozen as of December 31, 1997. As of the Effective Time of the Restructuring Merger, Scotts LLC assumed the obligations of Scotts under the Pension Plan and the Excess Benefit Plan.

     As of the Effective Time of the Restructuring Merger, Scotts also maintained The Scotts Company Retirement Savings Plan (the “RSP”), a tax-qualified, defined contribution profit sharing and 401(k) plan, and The Scotts Company Executive Retirement Plan (the “Executive Retirement Plan”), which provides participants with the opportunity for contributions in excess of Internal Revenue Code limitations for the RSP. As of the Effective Time of the Restructuring Merger, Scotts LLC assumed the obligations of Scotts under the RSP and the Executive Retirement Plan. The Scotts Common Shares attributable to the accounts of participants under the RSP and the Executive Retirement Plan relating to common share units immediately prior to the Effective Time were, by virtue of the Restructuring Merger, converted into the same number of Scotts Miracle-Gro Common Shares and those Scotts Miracle-Gro Common Shares are attributable to the accounts of those participants upon the same terms and subject to the same conditions as were in effect at the Effective Time.

     As of the Effective Time of the Restructuring Merger, Scotts also maintained The Scotts Company Executive Annual Incentive Plan (the “Executive Incentive Plan”), which provides annual incentive compensation opportunities based on established financial targets and personal goals for the fiscal year. As of the Effective Time of the Restructuring Merger, Scotts LLC assumed the Executive Incentive Plan. The Compensation and Organization Committee of the Scotts Miracle-Gro Board of Directors will oversee the operation of the Executive Incentive Plan.

Section 2 – Financial Information

     Item 2.01. Completion of Acquisition or Disposition of Assets. and

     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K under the caption “Treatment of Scotts’ Senior and Subordinated Credit Facilities,” which discussion is incorporated herein by this reference. As discussed therein, as of March 18, 2005, Scotts Miracle-Gro assumed all of the obligations and liabilities of Scotts under the Credit Agreement and the Indenture.

Section 8 – Other Events

     Item 8.01. Other Events.

General Information Regarding Restructuring Merger

     On March 18, 2005, Scotts consummated the restructuring of Scotts’ corporate structure into a holding company structure by merging Scotts into Scotts LLC pursuant to the Merger Agreement. As a result of the Restructuring Merger, each Scotts Common Share issued and outstanding immediately prior to the Effective Time of the Restructuring Merger was automatically converted into one fully paid and nonassessable Scotts Miracle-Gro Common Share. Scotts Miracle-Gro is the public company successor to Scotts. Following the consummation of the Restructuring Merger, Scotts LLC is the successor to Scotts and is a direct, wholly-owned subsidiary of Scotts Miracle-Gro, the new parent holding company.

     The restructuring will not affect the new parent holding company’s management, corporate governance or capital stock structure. Scotts’ directors and officers immediately prior to the Restructuring Merger are the directors and officers of Scotts Miracle-Gro. The articles of incorporation, code of regulations, charters of committees of the Board of Directors, Code of Business Conduct and Ethics and Corporate Governance Principles of Scotts Miracle-Gro are substantially similar to those of Scotts (other than the provisions regarding the name of the corporation and those provisions regarding a previously converted class of preferred shares, which provisions have been eliminated). The articles of incorporation and code of regulations of Scotts Miracle-Gro, as currently in effect, are filed as Exhibits 3.1 through 3.3 to this Form 8-K. The charters of the Audit Committee, the Compensation and Organization Committee, the Governance and Nominating Committee and the Innovation & Technology Committee of the Scotts Miracle-Gro Board of Directors, the Corporate Governance Guidelines of the Scotts

Miracle-Gro Board of Directors and the Code of Business Conduct and Ethics are posted on Scotts Miracle-Gro’s Internet website located at http://www.investor.scotts.com and are available in print to any shareholder who requests them from the Corporate Secretary of Scotts Miracle-Gro by writing to The Scotts Miracle-Gro Company, Attention: Corporate Secretary, 14111 Scottslawn Road, Marysville, Ohio 43041.

     The consolidated assets and liabilities of Scotts Miracle-Gro and its subsidiaries (including Scotts LLC) immediately after the Restructuring Merger are the same as the consolidated assets and liabilities of Scotts and its subsidiaries immediately before the Restructuring Merger.

     Scotts Miracle-Gro issued a press release on March 21, 2005 announcing the consummation of the Restructuring Merger. The press release is filed with this Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Description of Capital Stock of Scotts Miracle Gro

     In connection with the Restructuring Merger, each Scotts Common Share issued and outstanding immediately prior to the Effective Time was, by virtue of the Restructuring Merger, converted into one fully paid and nonassessable Scotts Miracle-Gro Common Share. Scotts Miracle-Gro is the public company successor to Scotts and the Scotts Miracle-Gro Common Shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “SMG.” The rights of Scotts Miracle-Gro’s shareholders following consummation of the Restructuring Merger are the same as the rights of shareholders of Scotts prior to the Restructuring Merger. The articles of incorporation and code of regulations of Scotts Miracle-Gro are substantially identical to those of Scotts (other than the provisions regarding the name of the corporation and those provisions regarding a previously converted class of preferred shares, which provisions have been eliminated).

     The following describes the material features and rights of the capital stock of Scotts Miracle-Gro. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Ohio law and Scotts Miracle-Gro’s Initial Articles of Incorporation, as amended by the Certificate of Amendment by Shareholders to Articles of Incorporation (collectively, the “Articles of Incorporation”) and Scotts Miracle-Gro’s Code of Regulations, which are filed as Exhibits 3.1 through 3.3 to this Form 8-K, and incorporated by reference into this Form 8-K.

     Generally

     The authorized capital stock of Scotts Miracle Gro consists of 100,000,000 common shares, without par value, and 195,000 preferred shares, without par value. As of the Effective Time of the Restructuring Merger, there were 33,339,974 common shares of Scotts Miracle-Gro issued and outstanding and no preferred shares were issued and outstanding.

     Common Shares

     Holders of Scotts Miracle-Gro Common Shares are entitled to:

•	one vote for each Scotts Miracle-Gro Common Share held;

•	receive dividends when and if declared by the Board of Directors of Scotts Miracle-Gro from funds legally available therefor, subject to the rights of holders of preferred shares of Scotts Miracle-Gro, if any, and to restrictions contained in Scotts Miracle-Gro’s long-term indebtedness; and

•	share ratably in Scotts Miracle-Gro’s net assets, legally available to Scotts Miracle-Gro’s shareholders in the event of Scotts Miracle-Gro’s liquidation, dissolution or winding up, after provision for distribution to the holders of any preferred shares of Scotts Miracle-Gro and payment in full of all amounts required to be paid to creditors or provision for such payment.

     Holders of Scotts Miracle-Gro Common Shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. The outstanding Scotts Miracle-Gro Common Shares are fully paid and nonassessable.

     Preferred Shares

     The Scotts Miracle-Gro Board of Directors is authorized, without further shareholder action, to issue from time to time one or more series of preferred shares and to fix or change the rights, preferences and limitations of each series, including dividend and distribution rights, liquidation rights, preferences and price, redemption rights and price, voting rights, pre-emptive rights, conversion rights and restrictions on issuance of shares.

Anti-Takeover Effects of Articles of Incorporation and Code of Regulations of Scotts Miracle-Gro and the Ohio General Corporation Law

     There are provisions in the Articles of Incorporation and Code of Regulations of Scotts Miracle-Gro, and the Ohio Revised Code, that could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of the Scotts Miracle-Gro Common Shares.

     Classified Board of Directors. The Scotts Miracle-Gro Board of Directors is divided into three classes, with three-year staggered terms. The individuals serving as directors of Scotts immediately prior to the Restructuring Merger are also the directors of Scotts Miracle-Gro following the Restructuring Merger and will serve for the same terms as their terms had been with Scotts. The classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of Scotts Miracle-Gro. It also may maintain the incumbency of the Board of Directors. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors without cause.

     Limited Shareholder Action by Written Consent. The Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

     Control Share Acquisition Act. The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power;

•	a majority or more of such voting power.

     The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. Scotts Miracle-Gro has not opted out of the application of the Control Share Acquisition Act.

     Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, combinations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

     Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder only if:

•	the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors and the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•	the remaining shareholders receive an amount for their shares equal to the highest of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares, the “fair market value” of the shares on the dates specified in the statute or the amount that would be due to the shareholders if the corporation were to dissolve.

     The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. Scotts Miracle-Gro has not opted out of the application of the Merger Moratorium Statute.

Section 9 — Financial Statements and Exhibits

     Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2004, by and among The Scotts Company, The Scotts Company LLC and The Scotts Miracle-Gro Company (incorporated herein by reference to Exhibit 2.1 to The Scotts Company’s Current Report on Form 8-K, dated February 1, 2005 and filed with the Securities and Exchange Commission on February 2, 2005 (File No. 1-13292))

3.1	Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004

3.2	Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005

3.3	Code of Regulations of The Scotts Miracle-Gro Company

4.1	Joinder Agreement, dated as of March 18, 2005, among The Scotts Miracle-Gro Company, The Scotts Company and JPMorgan Chase Bank, N.A. (formerly know as JPMorgan Chase Bank), as Administrative Agent

4.2	Supplemental Indenture, dated as of October 15, 2004, between Smith & Hawken, Ltd., as a guaranteeing subsidiary, and U.S. Bank National Association, as Trustee

Exhibit No.	Description
4.3	Second Supplemental Indenture, dated as of March 18, 2005, among The Scotts Company; The Scotts Miracle-Gro Company; The Scotts Company LLC; the other subsidiaries identified as Guarantors therein; and U.S. Bank National Association, as Trustee

10.1	Borrower and Domestic Subsidiary Guarantee and Collateral Agreement, dated as of December 4, 1998, made by The Scotts Company, the Domestic Subsidiary Borrowers identified therein and certain of their Domestic Subsidiaries identified therein in favor of The Chase Manhattan Bank, as Administrative Agent

10.2	Acknowledgement and Confirmation of Guarantee and Collateral Agreements and Mortgages, dated as of October 22, 2003, among The Scotts Company; EG Systems, Inc.; Hyponex Corporation; Miracle-Gro Lawn Products, Inc.; OMS Investments, Inc.; Scotts Manufacturing Company; Scotts Products Co.; Scotts Professional Products Co.; Scotts-Sierra Crop Protection Company; Scotts-Sierra Horticultural Products Company; Scotts-Sierra Investments, Inc.; Scotts Temecula Operations, LLC; Swiss Farm Products, Inc.; and JPMorgan Chase Bank, as Administrative Agent

10.3	Acknowledgment and Confirmation, dated as of March 18, 2005, between The Scotts Company LLC (successor by merger to The Scotts Company) and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

10.4	Assumption Agreement, dated as of March 18, 2005, given by The Scotts Miracle-Gro Company in favor of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

10.5	The Scotts Miracle-Gro Company Discounted Stock Purchase Plan

99.1	Press Release issued by The Scotts Miracle-Gro Company on March 21, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: March 24, 2005	By:	/s/	Christopher L. Nagel

Printed Name: Christopher L. Nagel
	Title:		Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated March 24, 2005

The Scotts Miracle-Gro Company

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2004, by and among The Scotts Company, The Scotts Company LLC and The Scotts Miracle-Gro Company (incorporated herein by reference to Exhibit 2.1 to The Scotts Company’s Current Report on Form 8-K, dated February 1, 2005 and filed with the Securities and Exchange Commission on February 2, 2005 (File No. 1-13292))

3.1	Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004

3.2	Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005

3.3	Code of Regulations of The Scotts Miracle-Gro Company

4.1	Joinder Agreement, dated as of March 18, 2005, among The Scotts Miracle-Gro Company, The Scotts Company and JPMorgan Chase Bank, N.A. (formerly know as JPMorgan Chase Bank), as Administrative Agent

4.2	Supplemental Indenture, dated as of October 15, 2004, between Smith & Hawken, Ltd., as a guaranteeing subsidiary, and U.S. Bank National Association, as Trustee

4.3	Second Supplemental Indenture, dated as of March 18, 2005, among The Scotts Company; The Scotts Miracle-Gro Company; The Scotts Company LLC; the other subsidiaries identified therein as Guarantors; and U.S. Bank National Association, as Trustee

10.1	Borrower and Domestic Subsidiary Guarantee and Collateral Agreement, dated as of December 4, 1998, made by The Scotts Company, the Domestic Subsidiary Borrowers identified therein and certain of their Domestic Subsidiaries identified therein in favor of The Chase Manhattan Bank, as Administrative Agent

10.2	Acknowledgement and Confirmation of Guarantee and Collateral Agreements and Mortgages, dated as of October 22, 2003, among The Scotts Company; EG Systems, Inc.; Hyponex Corporation; Miracle-Gro Lawn Products, Inc.; OMS Investments, Inc.; Scotts Manufacturing Company; Scotts Products Co.; Scotts Professional Products Co.; Scotts-Sierra Crop Protection Company; Scotts-Sierra

Exhibit No.	Description
Horticultural Products Company; Scotts-Sierra Investments, Inc.; Scotts Temecula Operations, LLC; Swiss Farm Products, Inc.; and JPMorgan Chase Bank, as Administrative Agent

10.3	Acknowledgment and Confirmation, dated as of March 18, 2005, between The Scotts Company LLC (successor by merger to The Scotts Company) and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

10.4	Assumption Agreement, dated as of March 18, 2005, given by The Scotts Miracle-Gro Company in favor of JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

10.5	The Scotts Miracle-Gro Company Discounted Stock Purchase Plan

99.1	Press Release issued by The Scotts Miracle-Gro Company on March 21, 2005